DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Entity # E0358282006-3 Document Number: 20060303296-21 Date Filed: 5/12/2006 2:19:03 PM IN THE OFFICE OF /s/ Dean Heller Dean Heller Secretary of State

Exhibit 3.2

Articles of Incorporation (PURSUANT TO NRS 78)

1. Name of Corporation:	MAINLAND RESOURCES INC.
2. Resident Agent Name and Street Address:	Corporation Trust Company of Canada 6100 Neil Road, Suite 500 Reno, NV 89511
3. Shares:	Number of shares with par value: 10,000,000 Par value: $0.0001 Number of shares without par value: None
4. Names & Addresses of Board of Directors/Trustees	1. Moyez Noormohamed 6010 Dundas Street, Burnaby, BC V5B 1B7
5. Purpose:	The purpose of this corporation shall be: Acquisition of mining property in British Columbia, Canada
6. Names, Address and Signature of Incorporator:	Moyez Noormohamed /s/ Moyez Noormohamed 6010 Dundas Street, Burnaby, BC V5B 1B7
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. By: /s/ signed 5/12/06

CW1147383.1